                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant                            [X]

Filed by a Party other than the Registrant         [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         Aurora Biosciences Corporation
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                (Name of Registrant as Specified In Its Charter)

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     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.      Title of each class of securities to which transaction applies:

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2.      Aggregate number of securities to which transaction applies:

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3.      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4.      Proposed maximum aggregate value of transaction:

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5.      Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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6.      Amount Previously Paid:

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7.      Form, Schedule or Registration Statement No.:

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8.      Filing Party:

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9.      Date Filed:

                         AURORA BIOSCIENCES CORPORATION
                              11010 Torreyana Road
                               San Diego, CA 92121


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 21, 1998

TO THE STOCKHOLDERS OF AURORA BIOSCIENCES CORPORATION:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of AURORA BIOSCIENCES CORPORATION, a Delaware corporation (the "Company"), will be held on Tuesday, April 21, 1998 at 2:00 p.m. local time, at the Company's offices at 11010 Torreyana Road, San Diego, California, 92121, for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected;

2. To approve the Company's 1996 Stock Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 2,000,000 shares;

3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998;

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on March 17, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                       By Order of the Board of Directors


                                       /s/  DEBORAH J. TOWER
                                       ----------------------------------------
                                       Deborah J. Tower
                                       Secretary


San Diego, California
March 27, 1998

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.



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



                         AURORA BIOSCIENCES CORPORATION
                              11010 Torreyana Road
                               San Diego, CA 92121

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                 April 21, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Aurora Biosciences Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on April 21, 1998, at 2:00 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 11010 Torreyana Road, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about March 27, 1998 to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION


        The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company's common stock ("Common Stock") beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

        Only holders of record of Common Stock at the close of business on March 17, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 17, 1998 the Company had outstanding and entitled to vote 17,032,593 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

        All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 11010 Torreyana Road, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.



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

STOCKHOLDER PROPOSALS

        Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than November 27, 1998 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        There are eight nominees for the eight Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, two directors, Kevin J. Kinsella and Timothy J. Rink, having been elected by the sole incorporator of the Company, and six directors having been elected by the Board.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

        The names of the nominees and certain information about them are set forth below:

NAME                                 AGE      PRINCIPAL OCCUPATION/POSITION HELD WITH THE COMPANY
Timothy J. Rink, M.D., Sc.D.          51      Chairman of the Board, President and Chief
                                              Executive Officer
J. Gordon Foulkes, Ph.D.              44      Chief Technical Officer, Director
James C. Blair, Ph.D.(1)              58      Member, Board of Directors
Kevin J. Kinsella(1)                  52      Member, Board of Directors
Hugh Y. Rienhoff,  Jr., M.D.(1)(2)    45      Member, Board of Directors
Lubert Stryer, M.D.                   60      Member, Board of Directors
Roy A. Whitfield                      44      Member, Board of Directors
Timothy J. Wollaeger(2)               54      Member, Board of Directors

-----------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

        TIMOTHY J. RINK has served as Chairman of the Board, President and Chief Executive Officer of the Company since February 1996. From 1990 through 1995, Dr. Rink served as President and Chief Technical Officer of Amylin Pharmaceuticals, Inc. ("Amylin"), a publicly held biopharmaceutical company. Dr. Rink was Vice President, Research at SmithKline Beecham in the U.K. from 1984 to 1989, and previously was Lecturer in Physiology at the University of Cambridge. Dr. Rink currently serves on the Scientific Advisory Board of Amylin, and is a director of CoCensys, Inc. and NPS Pharmaceuticals, Inc., all publicly held biopharmaceutical companies. Dr. Rink received his M.A., M.D. and Sc.D. in Medical Sciences from the University of Cambridge, England.

        J. GORDON FOULKES has been Chief Technical Officer and a director of the Company since November 1996. From 1987 to 1996, Dr. Foulkes served in several capacities at OSI Pharmaceuticals, Inc. ("OSIP"), where he was a director and most recently held the position of Chief Scientific Officer. Prior to joining OSIP, Dr. Foulkes led a research group at National Institute for Medical Research in the U.K., and was previously a post-doctoral fellow in Dr. David Baltimore's Laboratory at the Massachusetts Institute of Technology. Dr. Foulkes obtained his B.Sc. in Biochemistry at the University College, Cardiff, U.K. and his Ph.D. in Biochemistry in Professor Philip Cohen's laboratory at the University of Dundee, Scotland.

        JAMES C. BLAIR has been a director of the Company since March 1996. Dr. Blair has been a general partner of Domain Associates, a venture capital investment firm, since 1985. Domain Associates manages Domain Partners III, L.P. and DP III Associates, L.P. and is the U.S. venture capital advisor to Biotechnology Investments Limited. From 1969 to 1985, Dr. Blair was an officer of three investment banking and venture capital firms. Dr. Blair is a director of Amylin, CoCensys, Inc., Dura Pharmaceuticals, Inc., Gensia-Sicor, Inc., Trega Biosciences, Inc. and Vista Medical Technologies, Inc. Dr. Blair received a B.S.E. from Princeton University and M.S.E. and Ph.D. degrees in Electrical Engineering from the University of Pennsylvania.

        KEVIN J. KINSELLA, a founder of the Company, has been a director of the Company since its inception in May 1995. He currently serves as Chairman of the Board of ANCILE Pharmaceuticals, Inc., a privately-held biopharmaceutical company. Mr. Kinsella founded Sequana Therapeutics, Inc. ("Sequana"), in February 1993 and served as President, Chief Executive Officer and a member of the Board of Directors until its merger into AxyS Pharmaceuticals, Inc. ("AxyS") in January, 1998. He was the Managing General Partner of Avalon Ventures, a venture capital firm which established over thirty companies, many of which are in the biopharmaceutical field. He received a B.S. from the Massachusetts Institute of Technology and an M.A. from the Johns Hopkins School of Advanced International Studies. He is a director of AxyS, Pharmacopeia, Inc., Athena Neurosciences Inc., ONYX Pharmaceuticals and Vertex Pharmaceuticals Inc.

        HUGH Y. RIENHOFF, JR. has been a director of the Company since March 1996. Dr. Rienhoff is a director of Abingworth Management Limited, a venture capital investment firm. From 1992 to 1997, Dr. Rienhoff held various positions at New Enterprise Associates Development Corporation ("NEA"), where he most recently served as Partner. He is a director of Hexagen plc. and Microcide Pharmaceuticals, Inc. Dr. Rienhoff received an M.D. degree from The Johns Hopkins University and a B.A, degree in English Literature and Biology, with honors, from Williams College.

        LUBERT STRYER has been a director of the Company since March 1996, and currently serves as a scientifica advisor of the Company. He is a Winzer Professor in the School of Medicine and Professor of Neurobiology at Stanford University and is a director of Affymetrix, Inc. ("Affymetrix"). He served as President and Scientific Director of Affymax Research Institute in 1989 and 1990. He is co-inventor of Affymetrix's light-directed synthesis technology. Dr. Stryer has pioneered the development of novel fluorescence detection techniques and holds ten patents involving fluorescence and light-activated chemical syntheses. Dr. Stryer is the author of Biochemistry, a major text used widely in colleges and universities around the world. Dr. Stryer received the American Chemical Society Award in Biological Chemistry (the Eli Lilly Award), is a member of the National Academy of Sciences and received an honorary Doctor of Science from The University of Chicago. Dr. Stryer received his M.D. degree from Harvard University and his B.S. degree from the University of Chicago.

        ROY A. WHITFIELD has been a director of the Company since September 1997. Mr. Whitfield is the Chief Executive Officer of Incyte Pharmaceuticals, Inc. ("Incyte"), a position he has held since June 1993. He is also a director of Incyte. Mr. Whitfield served as President of Incyte from June 1991 until January 1997 and as Treasurer from April 1991 until October 1995. Previously, Mr. Whitfield served as the President of Ideon Corporation, which was a majority owned subsidiary of Invitron Corporation, a biotechnology company, from October 1989 until April 1991. From 1984 to 1989, Mr. Whitfield held senior operating and business development positions with Technicon Instruments Corporation, a medical instrumentation company, and its predecessor company, CooperBiomedical, Inc., a biotechnology and medical diagnostics company. Prior to his work at Technicon, Mr. Whitfield spent seven years with the Boston Consulting Group's international consulting practice. Mr. Whitfield received a B.S. with First Class Honors in mathematics from Oxford University, and an M.B.A. with Distinction from Stanford University.

        TIMOTHY J. WOLLAEGER has been a director of the Company since March 1996. He has been the general partner of Kingsbury Associates, Kingsbury Capital Partners, L.P. and Kingsbury Capital Partners, L.P. II venture capital investment partnerships since 1993. From 1990 to 1993, Mr. Wollaeger served as Senior Vice President and was a director of Columbia Hospital Corporation, a hospital management company now known as Columbia/HCA Healthcare Corporation. From 1986 until 1993, he was a general partner of the general partner of Biovest Associates, a venture capital investment firm. He is a director of Amylin and is Chairman and a director of Biosite Diagnostics, Inc. He received an M.B.A. from Stanford University and a B.A. in economics from Yale University.

BOARD COMMITTEES AND MEETINGS

        During the fiscal year ended December 31, 1997 the Board held five meetings. The Board has an Audit Committee and a Compensation Committee.

        The Audit Committee meets with the Company's independent auditors to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Dr. Rienhoff and Mr. Wollaeger. The meeting regarding the audit for fiscal year 1997 was held in January 1998; no meetings were held in 1997.

        The Compensation Committee makes recommendations concerning executive salaries and incentive compensation, awards stock options to the Company's executive officers and consultants under the Company's equity incentive plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Committee is responsible for setting and administering the Company's policies governing the Company's employee benefit plans. The Compensation Committee is composed of three non-employee directors: Drs. Blair and Rienhoff and Mr. Kinsella. It met once during fiscal year 1997.

        During the fiscal year ended December 31, 1997, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively, except for Dr. Rienhoff, who attended 72% of the aggregate of the Board and committee meetings in which he was entitled to participate.

                                   PROPOSAL 2

                     APPROVAL OF 1996 STOCK PLAN, AS AMENDED

        In January 1996, the Board adopted, and the stockholders subsequently approved, the Company's 1996 Stock Plan (the "1996 Plan"). There are 2,000,000 shares of the Company's Common Stock authorized for issuance under the 1996 Plan.

        At March 1, 1998, options (net of canceled or expired options) covering an aggregate of 1,701,115 shares of the Company's Common Stock had been granted under the 1996 Plan, and 298,885 shares (plus any shares that might in the future be returned to the plans as a result of cancellations or expiration of options) remained available for future grant under the 1996 Plan. During the fiscal year ended December 31, 1997, under the 1996 Plan, the Company granted to all current executive officers as a group options to purchase 291,000 shares at exercise prices of $0.38 to $13.38 per share, to all employees (excluding executive officers) and consultants as a group options to purchase 768,452 shares at exercise prices of $0.38 to $15.25 per share. No options to purchase shares under the 1996 Plan were made to any current directors who are not officers.



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

        In September, 1997, the Board approved an amendment to the 1996 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees. The amendment increases the number of shares authorized for issuance under the 1996 Plan from a total of 2,000,000 shares to 4,000,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

        Stockholders are requested in this Proposal 2 to approve the 1996 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1996 Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

        The essential features of the 1996 Plan are outlined below:

GENERAL

        The 1996 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1996 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1996 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options. In addition, the 1996 Plan permits the granting of stock appreciation rights (SARs) appurtenant to or independently of options, as well as stock bonuses and rights to purchase restricted stock (options, SARs, stock bonuses and rights to purchase restricted stock are hereinafter referred to as "Stock Awards").

PURPOSE

        The 1996 Plan was adopted to provide a means by which selected employees, officers and directors of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Each of the Company's approximately 104 full-time employees and consultants are eligible to participate in the 1996 Plan.

ADMINISTRATION

        The 1996 Plan is administered by the Board or a committee appointed by the Board. The Board has the power to construe and interpret the 1996 Plan and, subject to the provisions of the 1996 Plan, the Board has the authority to select the persons to whom grants are to be made, to designate the number of shares to be covered by each Stock Award, to determine whether an option is to be an incentive stock option or a nonstatutory stock option, to establish vesting schedules, to specify the option exercise price and the type of consideration to be paid to the Company upon exercise and, subject to certain restrictions, to specify other terms of Stock Awards. The Board has delegated administration of the 1996 Plan to the Compensation Committee of the Board. In addition, the Board has delegated to Timothy J. Rink the authority to grant Stock Awards to certain non-executive officer employees of the Company. As used herein with respect to the 1996 Plan, the "Board" refers to the Board of Directors as well as any person or committee to which administration of the 1996 plan has been delegated.

ELIGIBILITY

        Incentive stock options may be granted under the 1996 Plan only to selected employees (including officers) of the Company and its affiliates. Selected employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 1996 Plan. SARs, stock bonuses and rights to purchase restricted stock may also be granted to employees (including officers), directors and consultants.

        No incentive stock option may be granted under the 1996 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 1996 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. No person is eligible to be granted options and SARs covering more than 200,000 shares of the Company's Common Stock in any twelve-month period.

STOCK SUBJECT TO THE 1996 PLAN

        Pursuant to the 1996 Plan, shares subject to Stock Awards that have expired or otherwise terminated without having been exercised in full again become available for the grant, but shares subject to exercised stock appreciation rights will not again become available for the grant.

TERMS OF OPTIONS

        The following is a description of the permissible terms of options under the 1996 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment. The exercise price of incentive stock options under the 1996 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1996 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. At March 2, 1998, the closing price of the Company's Common Stock as reported on the Nasdaq National Market System was $10.875 per share.

        The exercise price of options granted under the 1996 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board. In the event of a decline in the value of the Company' s Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options.

        Option Exercise. Options granted under the 1996 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1996 Plan typically vest at the rate of 25% on the first anniversary of the date of grant and 1/48th per month (25% per year) thereafter during the optionee's employment or services as a director or consultant. Shares covered by options granted in the future under the 1996 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1996 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

        Term. The maximum term of options under the 1996 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1996 Plan generally terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

TERMS OF STOCK APPRECIATION RIGHTS

        The Board may grant stock appreciation rights to employees or directors of, or consultants to, the Company or its affiliates. The 1996 Plan authorizes three types of stock appreciation rights.

        Tandem Stock Appreciation Rights. Tandem stock appreciation rights are tied to an underlying option and require the holder to elect whether to exercise the underlying option or to surrender the option for an appreciation distribution in an amount up to the difference between the aggregate market price of the vested shares purchasable under the surrendered option and the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of tandem stock appreciation rights may be made in cash or an equivalent number of shares of Common Stock based on the market price of the Common Stock on the date of exercise.

        Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights are tied to an underlying option and are exercised automatically at the same time the underlying option is exercised. The holder receives an appreciation distribution in an amount up to the difference between the aggregate market price of the vested shares purchased upon exercise of the option and the aggregate exercise price payable for such shares. Appreciation distributions payable upon exercise of concurrent stock appreciation rights may be made in cash or an equivalent number of shares of Common Stock based on the market price of the Common Stock on the date of exercise.

        Independent Stock Appreciation Rights. Independent stock appreciation rights are granted independently of any option and entitle the holder to receive upon exercise an appreciation distribution in an amount up to the difference between (i) the aggregate market price of a number of shares equal to the number of share equivalents to which the holder is vested under the independent stock appreciation right and (ii) market price of such number of shares of stock on the date of grant of the independent stock appreciation right. Appreciation distributions payable upon exercise of independent stock appreciation rights may be made in cash or an equivalent number of shares of Common Stock based on the market price of the Common Stock on the date of exercise.

TERMS OF STOCK BONUSES AND RESTRICTED STOCK PURCHASE AWARDS

        Any stock bonuses or restricted stock purchase awards granted under the Stock Plan are/will be in such form and will contain terms and conditions as the Board deems appropriate. The purchase price under any restricted stock purchase agreement will not be less than 85% of the fair market value of the Company's Common Stock on the date of grant.

ADJUSTMENT PROVISIONS

        If there is any change in the stock subject to the 1996 Plan or subject to any option granted under the 1996 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 1996 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

        The 1996 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization, to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 1996 Plan or substitute similar Stock Awards for those outstanding under the 1996 Plan. In the event that any surviving corporation declines to assume or continue options outstanding under the 1996 Plan, or to substitute similar options, then (I) with respect to Stock Awards held by persons then performing services as employees, directors or consultants, the time during which such options may be exercised will be accelerated and the Stock Awards terminated if not exercised after such acceleration and at or prior to such event and (ii) with respect to other Stock Awards outstanding under the Plan, such Stock Awards will be terminated if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

        The Board may suspend or terminate the 1996 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1996 Plan will terminate on January 22, 2006.

        The Board may also amend the 1996 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1996 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

        Under the 1996 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may be transferred by the optionee only upon such terms and conditions as are set forth in the option agreement for such option. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate. Stock bonuses and restricted stock purchase agreements awarded under the 1996 Plan are generally non-transferable.

FEDERAL INCOME TAX INFORMATION

        Incentive Stock Options. Incentive stock options under the 1996 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

        There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

        If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or (b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 1996 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held by the optionee. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Restricted Stock And Stock Bonuses. Restricted stock and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences: Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term, mid-term or short-term depending on how long the stock was held by the grantee. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

        Stock Appreciation Rights And Performance Units. No taxable income is realized upon the receipt of a stock appreciation right or performance unit, but upon exercise of the stock appreciation right or performance unit, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or performance unit, or from regular wages or supplemental wage payments, an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

        Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

        Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under these Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).

                                   PROPOSAL 3

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Board has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 10, 1998 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                                    SHARES          PERCENTAGE OF
                                                                 BENEFICIALLY    SHARES BENEFICIALLY
 5% STOCKHOLDERS, DIRECTORS AND NAMED EXECUTIVE OFFICERS           OWNED(1)            OWNED(1)
 -------------------------------------------------------         ------------    -------------------
 Abingworth Bioventures SICAV...............................      1,835,262             10.8%
   c/o Sanne & Cie
   Boite Postale 566
   L-2015 Luxemberg
 Entities affiliated with Domain Partners III, L.P.(2)......      1,714,285             10.1%
   One Palmer Square, Suite 515
   Princeton, NJ 08542
 The Kaufmann Fund, Inc.....................................      1,500,000              8.8%
   140 East 45th Street
   New York, NY  10017
 Entities affiliated with BB Biotech .......................      1,421,500              8.3%
   Vordergasse 3
   8200Schaffhausen
   CH/Switzerland
 Entities affiliated with New Enterprise Associates
 Development Corporation(3).................................      1,271,135              7.5%
   1119 St. Paul Street
   Baltimore, MD 21202
 Timothy J. Rink(4).........................................        520,567              3.1%
 James C. Blair(5)..........................................      1,718,952              0.1%
 J. Gordon Foulkes(6).......................................        216,218              1.3%
 Kevin J. Kinsella(7).......................................        758,903              4.5%
 Hugh Y. Rienhoff, Jr.(8)...................................      1,842,936             10.8%
 Lubert Stryer(9)...........................................        101,779                *
 Roy A. Whitfield(10) ......................................          2,333                *
 Timothy J. Wollaeger(11) ..................................        606,170              3.6%
 Paul A. Grayson(12) .......................................         72,144                *
 John L. Mendlein (13) .....................................         57,907                *
 Deborah J. Tower (14) .....................................         41,807                *
 All directors and executive officers as a
   group(15) (11 persons) ..................................      5,939,726             34.6%

--------------

* Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 17,029,885 shares outstanding on February 10, 1998, adjusted as required by rules promulgated by the SEC.

 (2) Represents 57,324 shares held by DP III Associates, L.P. ("DP III") and 1,656,961 shares held by Domain Partners III., L.P. ("Domain III"). One Palmer Square Associates III, L.P. is the general partner of DP III and Domain III.

 (3) Represents 1,271,135 shares held by New Enterprise Associates VI Limited Partnership. NEA manages New Enterprise Associates VI Limited Partnership.

 (4) Includes 459,046 shares held in a trust for which Dr. Rink is trustee and 32,000 shares held by Dr. Rink as custodian for two of his minor children. Dr. Rink disclaims beneficial ownership of all of such shares. Also includes 29,250 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

 (5) Represents 57,324 shares held by DP III and 1,656,961 shares held by Domain
     III. Dr. Blair is a general partner of the One Palmer Square Associates III, L.P., the general partner of DP III and Domain III. Dr. Blair disclaims beneficial ownership of such shares except to the extent of his partnership interest therein. Also includes 4,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

 (6) Includes 6,666 shares held by Dr. Foulkes' spouse and minor son. Dr. Foulkes disclaims beneficial ownership of all such shares. Also includes 8,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

 (7) Includes 30,000 shares held in a charitable trust for which Mr. Kinsella is trustee and 148,222 shares held in another trust for which Mr. Kinsella is trustee. Also includes 570,000 shares held by AxyS, of which Mr. Kinsella is a director (all of which were sold subsequent to the February 10, 1998 date used in this table) and 6,014 shares held by Mr. Kinsella's spouse. Mr. Kinsella disclaims beneficial ownership of such shares. Also includes 4,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

 (8) Includes 1,835,262 shares held by Abingworth Bioventures SICAV. Dr. Rienhoff is a director of Abingworth Management Limited, the management company of Abingworth Bioventures SICAV. Dr. Rienhoff disclaims beneficial ownership of such shares except to the extent of his partnership interest therein. Also includes 4,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

 (9) Includes 22,556 shares held by Dr. Stryer's spouse, Andrea S. Stryer. Also includes 4,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(10) Represents 2,333 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(11) Includes 601,503 shares held by Kingsbury Capital Partners, L.P. II ("Kingsbury"). Mr. Wollaeger is the general partner of Kingsbury. Mr. Wollaeger disclaims beneficial ownership of such shares except to the extent of his partnership interest therein. Also includes 4,667 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(12) Includes 12,083 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(13) Includes 9,034 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(14) Includes 6,067 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998.

(15) Includes 90,769 shares of Common Stock issuable upon exercise of options exercisable within 60 days of February 10, 1998. See Notes (4) through (14) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report, covering an event, was filed late by Mr. Kinsella. Mr. Kinsella inadvertently failed to report on a Form 4 the sale in February 1998 of Aurora Common Stock held by AxyS, Inc. of which Mr. Kinsella is a director.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        In September 1997, the Board approved a resolution stating that each non-employee director of the Company shall receive a per meeting fee of $2,500 for every Board meeting at which such director is in attendance in person and $500 for every Board meeting at which such director is in attendance by telephone (plus $500 for each committee meeting attended by committee members, in person or by telephone). During the fiscal year ended December 31, 1997, the total such compensation paid to non-employee directors was $4,500. The members of the Board are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the Company's Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

        Pursuant to the terms of the Directors' Plan: (i) each person who, upon the effective date of the Directors' Plan, was a non-employee director automatically was granted a one-time option to purchase sixteen thousand (16,000) shares of Common Stock; (ii) each person who after the effective date of the Company's initial public offering for the first time becomes a non-employee director automatically will be granted, upon the date of his or her initial appointment or election to be a non-employee director, a one-time option to purchase sixteen thousand (16,000) shares of Common Stock; (iii) on the date of each annual meeting of the stockholders of the Company, each person who is elected at such annual meeting to serve as a non-employee director (other than a person who receives a grant in accordance with (ii) above on or during the three-month period preceding such date) automatically will be granted an option to purchase four thousand (4,000) shares of Common Stock. No other options may be granted at any time under the Directors' Plan. No options granted under the Directors' Plan may be exercised after the expiration of ten years from the date of grant. Options granted under the Directors' Plan vest monthly over a four-year period. Options granted under the Directors' Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee cease to be a member of the Board of the Company before vesting. The exercise price of options under the Directors' Plan will equal 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Directors' Plan are generally non-transferable. Unless otherwise terminated by the Board, the Directors' Plan automatically terminates on June 19, 2007. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

        During the fiscal year ended December 31, 1997, the Company granted options covering 16,000 shares to each non-employee director of the Company, at exercise prices of $1.50 to $11.375 per share. The exercise price per share of each option was equal to the fair market value of the Company's Common Stock on the respective dates of grant, as determined in accordance with the Directors' Plan. As of March 1, 1998, no options had been exercised under the Directors' Plan.


COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows, for the fiscal years indicated, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1997 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                          ANNUAL COMPENSATION(1)      SECURITIES
                                          ----------------------      ----------
                                                                      UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION    YEAR      SALARY($)    BONUS($)      OPTIONS(#)    COMPENSATION
  ---------------------------    ----      ---------    --------      ----------    ------------
Timothy J. Rink................  1997      $297,928     $81,250        108,000              0
  President, Chief Executive     1996      $229,649     $50,000              0        $27,188(2)
  Officer and Chairman of the
  Board
J. Gordon Foulkes..............  1997       251,050      50,000         32,000         48,409(3)
  Chief Technical Officer
Paul A. Grayson................  1997       142,500      46,500         65,000              0
  Senior Vice President,
  Corporate Development
John Mendlein..................  1997       130,729      31,500         45,200            977(4)
  Vice President, Intellectual
  Property and Senior Legal
  Counsel
Deborah J. Tower...............  1997       121,042      31,000         40,800              0
  Vice President, Finance and
  Administration, Treasurer
  and Secretary

---------------------

(1) In accordance with the rules of the Securities and Exchange Commission (the "Commission"), the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of the Company and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus disclosed in this table. As of December 31, 1997, the Named Executive Officers held the following shares of restricted Common Stock having the aggregate value listed: Dr. Rink held 177,330 shares valued at $2,327,226, Dr. Foulkes held 151,667 shares valued at $1,971,671, Mr. Grayson held 35,000 shares valued at $456,313, Mr. Mendlein held 32,000 shares valued at $416,000, and Ms. Tower held 14,500 shares valued at $189,044.

(2) Represents fees paid for consulting services rendered prior to employment with the Company from January to March 1996.

(3) Includes amounts paid for relocation expenses and for imputed interest on a loan to Dr. Foulkes from the company. See "Certain Transactions".

(4)  Includes amounts paid for relocation expenses.


                        STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under the 1996 Plan. As of March 1, 1998, options to purchase a total of 1,701,115 shares were outstanding under the 1996 Plan and options to purchase 298,885 shares remained available for grant thereunder. The following tables show for the fiscal year ended December 31, 1997, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       % OF                                    POTENTIAL
                       NUMBER OF       TOTAL                              REALIZABLE VALUE AT
                      SECURITIES      OPTIONS                               ASSUMED ANNUAL
                      UNDERLYING    GRANTED TO   EXERCISE                RATES OF STOCK PRICE
                        OPTIONS      EMPLOYEES   OR BASE                     APPRECIATION
                        GRANTED         IN        PRICE    EXPIRATION     FOR OPTION TERM(4)
NAME                    (#)(1)        1997(2)   ($/SH)(3)     DATE          5%($)     10%($)
---------------       ----------    ----------  ---------  ----------     --------   --------
Timothy J. Rink        108,000         10.9%      $1.50      2/18/07      $101,881   $258,186
J. Gordon Foulkes       32,000          3.2%      $1.50      2/18/07       $30,187    $76,500
Paul A. Grayson         20,000          2.0%       $.375     1/22/07        $4,717    $11,953
                        20,000          2.0%       $.75      1/30/07        $9,433    $23,906
                        25,000          2.5%     $13.375     11/3/07      $210,287   $532,908
John Mendlein, Ph.D     15,200          1.5%       $.375     1/14/07        $3,585     $9,084
                         4,800           .5%       $.375     1/22/07        $1,132     $2,869
                         5,200           .5%       $.75      1/30/07        $2,453     $6,216
                        20,000          2.0%     $13.375     11/3/07      $168,229   $426,326
Deborah J. Tower        20,800          2.1%       $.75      1/30/07        $9,811    $24,862
                        20,000          2.0%     $13.375     11/3/07      $168,229   $426,326

-------------------

(1) The stock options generally vest over a four year period, with approximately 25% vesting on the first anniversary of the grant date and approximately 2.084% vesting each month thereafter until fully vested, and have a maximum term of 10 years measured from the grant date, subject to earlier termination upon the optionee's cessation of service with the Company. Under the terms of the Company's 1996 Plans, the committee designated by the Board to administer the Plans retains the discretion, subject to certain limitations within the Plans, to modify, extend or renew outstanding options and to reprice outstanding option. Options may be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options. Upon certain corporate events resulting in a change in control, (i) the outstanding options will be assumed or replaced by any surviving corporation, or (ii) the outstanding options will become exercisable immediately prior to such event.

(2) Based on options to purchase an aggregate of 1,059,452 shares of the Common Stock granted to Company employees, including the Named Executive Officers, and consultants.

(3) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant as determined in the good faith judgment of the Board. The exercise price may be paid in cash, check, by delivery of already-owned shares of the Company's Common Stock subject to certain conditions, or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the aggregate exercise price plus all applicable withholding taxes.

(4) The potential realizable value is based on the form of the option at its time of grant (10 years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of its term for the appreciated stock price. Pursuant to SEC guidelines, for options granted prior to the company's initial public offering, the stock price on the date of grant is deemed to be equal to the value used by the Company for accounting purposes to determine if any compensation expense related to the option grants is reportable. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent the Company's estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.


                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                        NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                       UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                      OPTIONS AT DECEMBER 31,      AT DECEMBER 31, 1997
                              1997(#)                    ($)(1)
                      -------------------------  ------------------------
      NAME            EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
      ----            -------------------------  -------------------------
Timothy J. Rink                0/108,000           $0.00/$1,266,500
J. Gordon Foulkes               0/32,000             $0.00/$372,000
Paul A. Grayson                 0/65,000             $0.00/$502,500
John Mendlein, Ph.D         5,067/40,133           $64,604/$254,746
Deborah J. Tower                0/40,800             $0.00/$257,400

-------------------

(1) The fair market value of the underlying shares on the last day of the fiscal year less the exercise or base price. If outstanding options permit early exercise, the calculation should reflect options vested and unvested with a footnote indicating that fact.

                              EMPLOYMENT AGREEMENTS

        The Company has entered into employment agreements with Drs. Rink (as amended on March 8, 1996) and Foulkes dated as of January 23, 1996 (as amended on August 6, 1996 and January 2, 1998. Dr. Rink's employment agreement provides for the payment of an annual base salary of $250,000. His current annual salary is $325,000. In the event that Dr. Rink's employment is terminated, other than "for cause" (as defined in his employment agreement), prior to March 1, 1999, Dr. Rink will be entitled to severance payments equal to six (6) times his then-current monthly base salary. Dr. Foulkes' employment agreement provides for the payment of an annual base salary of $250,000. Dr. Foulkes' current annual salary is $262,512. In the event that Dr. Foulkes' employment is terminated, other than "for cause" (as defined in his employment agreement), prior to the second anniversary of his commencement of employment with the Company, Dr. Foulkes will be entitled to severance payments equal to twelve (12) times his then-current monthly base salary, plus $100,000. In the event that Dr. Foulkes' employment is terminated, other than "for cause," after the second anniversary of his commencement of employment with the Company, but prior to the third anniversary of such commencement, Dr. Foulkes will be entitled to severance payments equal to nine (9) times his then-current monthly base salary. Pursuant to his employment agreement, Dr. Foulkes was reimbursed for relocation expenses aggregating $36,000. He was also paid a mortgage allowance of $7,500, and was loaned, on an interest-free basis, $150,000 for use in connection with the purchase of a home in San Diego, California. Such loan is payable on the earlier of one year following termination of employment or four years following the loan date. So long as Dr. Foulkes is then employed with the Company, he will then receive a bonus in the amount of $125,000 from the Company upon such four-year anniversary.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board (the "Committee") consists of Dr. Blair, Dr. Rienhoff and Mr. Kinsella. None of the members are officers or employees of the Company. The Committee also receives input from the Chief Executive Officer regarding compensation of all executive officers other than the Chief Executive Officer, who considers the same criteria as that considered by the Committee, as described below.

Compensation Philosophy

        The Committee is responsible for setting and administering the Company's policies governing employee compensation and employee benefit plans, as well as establishing and administering the Company's executive compensation arrangements to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term shareholder value. A significant portion of the Company's annual executive compensation program is determined on the basis of corporate performance. The program is designed to provide base salaries that represent competitive compensation for the Company's executive officers, incentive compensation and long-term incentives that motivate the Company's executive officers to achieve strategic business objectives over the long term.

        Salary. Salary is targeted at competitive levels within the biotechnology industry. For the purpose of establishing these levels, the Company compares itself to a self-selected group of biotechnology companies in stages of development similar to that of the Company. The companies included in the survey are not necessarily the same as the companies included in the market indices included in the performance graph in this Proxy Statement. Although the compensation (salary and bonus) survey referred to above and the market indices included in the performance graph are broad and include companies in related industries, the market surveys and indices were created for different purposes and accordingly are not comparable.

        Based on the data generated in the surveys, the Committee then sets target salary levels applicable to each executive officer. For fiscal year 1997, the Committee established target salaries at levels approximating the median levels determined based on the surveys. The Committee made its target salary determinations subjectively after considering the competitive nature of the biotechnology industry and the Company's need to attract and retain talented executive officers.

        The Committee then considers the level of responsibility, experience and contributions of each executive officer and sets each officer's salary taking into account the target compensation, recent corporate performance and the Committee's evaluation of individual performance. For fiscal 1997, the salary of each executive officer was generally at or near the median target compensation levels determined through the surveys.

        Long-Term Incentives. Long-term incentives are provided to executives through the Company's equity incentive program, which consists primarily of its 1996 Stock Plan. Grants under the 1996 Stock Plan are made at fair market value, have a term of 10 years and are subject to vesting over four years, with vesting tied to continued employment. This component of compensation is intended to retain and motivate executives to improve long-term stock market performance and accordingly, executives receive value from this plan only if the Company's Common Stock appreciates. Additional long-term incentives are provided through the Company's Employee Stock Purchase Plan in which all eligible employees may participate up to 15% of their annual compensation.

        Option grant levels to executive officers are subjectively determined by the Committee after considering stock option grant data taken from the compensation surveys referred to above, as well as the level of responsibility, experience and contributions of each executive officer. Generally, the Committee expects to grant options to executive officers annually as part of the performance review process for each officer. In determining the size of individual grants, the Committee also considers the number of shares subject to previous grants to each executive officer, including the number of shares that have vested and remain unvested.

        Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation" within the meaning of the Code. The Compensation Committee has determined that stock options granted under the Company's 1996 Stock Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant shall be treated as "performance-based compensation."

Cash Bonus Awards. Each executive officer, including the Chief Executive Officer, was eligible to receive and did receive an annual cash award for 1997. These cash bonuses were paid based upon the achievement of certain business objectives including the completion of financing and lease transactions, the initiation and continuation of corporate collaborations including completion of milestones as well as the issuance of patents relating to the Company's proprietary technology. The Committee's recommendations were based on the accomplishments described above, as well as particular accomplishments achieved by the executive during the year in his area of responsibility, and such other factors as the Compensation Committee deemed relevant to motivate the executive to achieve strategic performance levels.

Chief Executive Officer Compensation

        The salary of Dr. Rink is reviewed periodically by the Compensation Committee in light of his accomplishments in furthering the growth of the Company and the salaries paid to chief executive officers of comparable companies. The base salary of Timothy J. Rink, M.D., Sc.D., Chairman, Chief Executive Officer and President, was increased by the Compensation Committee in February 1997 by $25,000 over his 1996 base salary of $250,000, to the new salary of $275,000, in recognition of the collaborations entered into with Bristol Myers Squibb and Eli Lilly and Company. In July 1997, Dr. Rink's salary was again increased by $50,000 to a new base salary of $325,000, in recognition of the completion of the Company's initial public offering in June 1997. For 1997, Dr. Rink received a cash bonus equal to approximately twenty percent of his base salary in recognition of the accomplishments referred to above as well as the collaborations that were initiated with Warner Lambert and Merck. In addition, after considering Dr. Rink's current stock levels, the Committee awarded a grant to Dr. Rink of options to acquire 108,000 shares of the Company's Common Stock under the 1996 Stock Plan.

Compensation Committee

James C. Blair
Kevin J. Kinsella
Hugh Y. Rienhoff, Jr.

-----------------------
(1) The material in this report is not "soliciting material", is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee. See "Certain Transactions" for a description of transactions between the Company and entities affiliated with members of the Compensation Committee.


PERFORMANCE MEASUREMENT COMPARISON(1)

        The following graph shows the total stockholder return of an investment of $100 in cash on June 19, 1997 for (i) the Company's Common Stock, (ii) the CRSP Total Return Index for the Nasdaq Stock Market (US) ("Nasdaq US") and (iii) Nasdaq Pharmaceutical Stocks ("Nasdaq PH"). All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:


               COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
        SINCE THE COMPANY'S INITIAL PUBLIC OFFERING ON JUNE 19, 1997 (1)


                         6/30/97        9/30/97        12/31/97
Nasdaq-US                476.144        556.698        522.073
Pharm                    406.666        456.219        409.903
ABSC                      10.375         14.313         13.125

                         6/30/97        9/30/97        12/31/97
Nasdaq-US                    100        116.918        109.646
Nasdaq-Pharm                 100        112.1852       100.796
ABSC                         100        137.9566       126.506


(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 as amended or the Securities Exchange Act of 1934 as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS



        In connection with Sequana's purchase of Series C Preferred Stock, the Company and Sequana entered into a Research Agreement dated April 2, 1996. See "Business-Corporate Collaborations." As noted above, Kevin J. Kinsella, a director of the Company and its Chairman of the Board and Acting Chief Executive Officer until March 1996, was the President and Chief Executive Officer of Sequana until its merger into AxyS.

        The Company has employment agreements with Timothy J. Rink, its Chief Executive Officer and President, and J. Gordon Foulkes, its Chief Technical Officer. See "Management-Employment Agreements."

        In October 1996, the Company loaned $150,000 to J. Gordon Foulkes, the Company's Chief Technical Officer and a director of the Company, to assist with the purchase of a residence in connection with Dr. Foulkes relocation to San Diego, California from Huntington, New York. The loan is interest-free and is secured by a second deed of trust on the property purchased in part by such funds. Such loan is payable on the earlier of one year following termination of employment or four years following the loan date. So long as Dr. Foulkes is then employed with the Company, he will then receive a bonus in the amount of $125,000 from the Company upon such four-year anniversary. See "Executive Compensation Compensation of Directors" and "Stock Option Grants and Exercises."

        The Company has granted options to certain of its directors and executive officers. The Company has also entered into an Indemnification Agreement with each of its directors and executive officers which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party be reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

        The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. All future transactions between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board, including a majority of the disinterested directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                                  OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                       By Order of the Board of Directors



                                       /s/  DEBORAH J. TOWER
                                       ----------------------------------------
                                       Deborah J. Tower
                                       Secretary


March 27, 1998


        A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, AURORA BIOSCIENCES CORPORATION, 11010 TORREYANA
ROAD, SAN DIEGO, CALIFORNIA, 92121

                                                                   EXHIBIT 10.2

                         AURORA BIOSCIENCES CORPORATION

                                1996 STOCK PLAN

                            ADOPTED JANUARY 23, 1996

         AS AMENDED AND RESTATED AS OF FEBRUARY 4, 1997 AND AS AMENDED
                BY THE BOARD OF DIRECTORS ON SEPTEMBER 18, 1997


1.       PURPOSES.

         (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, (iv) rights to purchase restricted stock, and (v) stock appreciation rights, all as defined below.

         (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

         (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof, or (iii) stock appreciation rights granted pursuant to Section 8 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.       DEFINITIONS.

         (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

         (b)              "BOARD" means the Board of Directors of the Company.

         (c) "CODE" means the Internal Revenue Code of 1986, as amended.

         (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

                 "COMPANY" means Aurora Biosciences Corporation, a Delaware corporation.

         (f) "CONCURRENT STOCK APPRECIATION RIGHT" or "CONCURRENT RIGHT" means a right granted pursuant to subsection 8(b)(2) of the Plan.

         (g) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

         (h) "CONTINUOUS STATUS AS AN EMPLOYEE , DIRECTOR OR CONSULTANT" means that the service of an individual to the Company, whether as an Employee, Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

         (i) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

         (j)              "DIRECTOR" means a member of the Board.

         (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

         (l)              "EXCHANGE ACT" means the Securities Exchange Act of
1934, as amended.

         (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock determined as follows and, in each case, in a manner consistent with Section 260.140.50 of Title 10 of the California Code of
Regulations:

                 (i) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                 (ii) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                 (iii) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

         (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

         (o) "INDEPENDENT STOCK APPRECIATION RIGHT" or "INDEPENDENT RIGHT" means a right granted pursuant to subsection 8(b)(3) of the Plan.

         (p) "LISTING DATE" means the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on any securities exchange, or designated (or approved for designation) upon notice of issuance as a national market security on an interdealer quotation system if such securities exchange or interdealer quotation system has been certified in accordance with the provisions of
Section 25100(o) of the California Corporate Securities Law of 1968.

         (q)              "NON-EMPLOYEE DIRECTOR" means a Director who either
(i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee" for purposes of Rule 16b-3.

         (r) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

         (s) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

         (t) "OPTION" means a stock option granted pursuant to the Plan.

         (u) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

         (v) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

         (w) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

         (x)              "PLAN" mans this 1996 Stock Plan.

         (y) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect with respect to the Company when discretion is being exercised regarding the Plan.

         (z) "SECURITIES ACT" means the Securities Act of 1933, as amended.

         (aa) "STOCK APPRECIATION RIGHT" means any of the various types of rights which may be granted under Section 8 of the Plan.

         (bb) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus, any right to purchase restricted stock, and any Stock Appreciation Right.

         (cc) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

         (dd) "TANDEM STOCK APPRECIATION RIGHT" or "TANDEM RIGHT" means a right granted pursuant to subsection 8(b)(1) of the Plan.


3.       ADMINISTRATION.

         (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

         (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                 (1) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock, a Stock Appreciation Right, or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an Independent Stock Appreciation Right; and the number of shares with respect to which a Stock Award shall be granted to each such person.

                 (2) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                 (3) To amend the Plan or a Stock Award as provided in Section 14.

                 (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

         (c) The Board may delegate administration of the Plan to a committee of the Board composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee may be, in the discretion of the Board, Non-Employee Directors and/or Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee of two (2) or more Outside Directors any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or such a subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, prior to the Listing Date, and notwithstanding anything to the contrary contained herein, the Board may delegate administration of the Plan to a committee of one or more members of the Board and the term Committee shall apply to any person or persons to whom such authority has been delegated. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to eligible persons who (1) are not then subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.


4.       SHARES SUBJECT TO THE PLAN.

         (a) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate four million (4,000,000) shares of the Company's common stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan. Shares subject to Stock Appreciation Rights exercised in accordance with Section 8 of the Plan shall not be available for subsequent issuance under the Plan.

         (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.


5.       ELIGIBILITY.

         (a) Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees. Stock Awards other than Incentive Stock Options and Stock Appreciation Rights appurtenant thereto may be granted only to Employees, Directors or Consultants.

         (b) No person shall be eligible for the grant of an Option or an award to purchase restricted stock if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant, or in the case of a restricted stock purchase award, the purchase price is at least one hundred percent (100%) of the Fair Market Value of such stock at the date of grant.

         (c) Subject to the provisions of Section 13 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options and Stock Appreciation Rights covering more than two hundred fifty thousand (250,000) shares of the Company's common stock in any twelve (12) month period. This subsection 5(c) shall not apply prior to the Listing Date and, following the Listing Date, shall not apply until (i) the earliest of:
(a) the first material modification of the Plan (including any increase to the number of shares reserved for issuance under the Plan in accordance with
Section 4); (b) the issuance of all of the shares of common stock reserved for issuance under the Plan; (c) the expiration of the Plan; or (d) the first meeting of stockholders at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which occurred the first registration of an equity security under section 12 of the Exchange Act; or (ii) such other date required by Section 162(m) of the Code and the rules and regulations promulgated thereunder.


6.       OPTION PROVISIONS.

         Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

         (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

         (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted; the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (a) by delivery to the Company of other common stock of the Company, or (b) in any other form of legal consideration that may be acceptable to the Board.

         (d) TRANSFERABILITY. An Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person; provided, however, that, after the Listing Date, to the extent permitted by applicable law, a Nonstatutory Stock Option shall be transferable by the person to whom such Option is granted upon such terms and conditions as are set forth in the Option Agreement for such Nonstatutory Stock Option, as the Board or Committee shall determine in its discretion. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

         (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary but in each case will provide for vesting of at least twenty percent (20%) per year of the total number of shares subject to the Option. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

         (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period, which shall not be less than thirty (30) days, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director, or Consultant (other than upon the Optionee's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement, or (ii) the tenth (10th) day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. Finally, an Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

         (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option Agreement after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option as of the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period, which in no event shall be less than six (6) months, specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

         (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate; provided, however, that (i) the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Option was granted, and (ii) such right shall be exercisable only within (A) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (B) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

         (j) RIGHT OF REPURCHASE. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to repurchase all or any part of the vested shares exercised pursuant to the Option; provided, however, that (i) such repurchase right shall be exercisable only within (a) the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant and (ii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares at a repurchase price equal to the greater of (a) the stock's Fair Market Value at the time of such termination, or (b) the original purchase price paid for such shares by the Optionee.

         (k) RIGHT OF FIRST REFUSAL. The Option may, but need not, include a provision whereby the Company may elect, prior to the Listing Date, to exercise a right of first refusal following receipt of notice from the Optionee of the intent to transfer all or any part of the shares exercised pursuant to the Option.

         (l) RE-LOAD OPTIONS. Without in any way limiting the authority of the Board or Committee to make or not to make grants of Options hereunder, the Board or Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a further Option (a "Re-Load Option") in the event the Optionee exercises the Option evidenced by the Option agreement, in whole or in part, by surrendering other shares of Common Stock in accordance with this Plan and the terms and conditions of the Option Agreement. Any such Re-Load Option (i) shall be for a number of shares equal to the number of shares surrendered as part or all of the exercise price of such Option; (ii) shall have an expiration date which is the same as the expiration date of the Option the exercise of which gave rise to such Re-Load Option; and (iii) shall have an exercise price which is equal to one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Re-Load Option on the date of exercise of the original Option. Notwithstanding the foregoing, a Re-Load Option which is granted to a 10% stockholder (as described in subsection 5(b)), shall have an exercise price which is equal to one hundred ten percent (110%) of the Fair Market Value of the stock subject to the Re-Load Option on the date of exercise of the original Option and shall have a term which is no longer than five (5) years.

         Any such Re-Load Option may be an Incentive Stock Option or a Nonstatutory Stock Option, as the Board or Committee may designate at the time of the grant of the original Option; provided, however, that the designation of any Re-Load Option as an Incentive Stock Option shall be subject to the one hundred thousand dollar ($100,000) annual limitation on exercisability of Incentive Stock Options described in subsection 12(e) of the Plan and in
Section 422(d) of the Code. There shall be no Re-Load Options on a Re-Load Option. Any such Re-Load Option shall be subject to the availability of sufficient shares under subsection 4(a) and the limits on the grants of Options under subsection 5(c) and shall be subject to such other terms and conditions as the Board or Committee may determine which are not inconsistent with the express provisions of the Plan regarding the terms of Options.


7.       TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

         Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

         (a) PURCHASE PRICE. The purchase price under each restricted stock purchase Stock Award Agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or pursuant to a QDRO satisfying the requirements of Rule 16b-3 and any administrative interpretations or pronouncements thereunder, so long as stock awarded under such agreement remains subject to the terms of the agreement.

         (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

         (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee. The applicable agreement shall provide (i) that the right to repurchase at the original purchase price shall lapse at a minimum rate of twenty percent (20%) per year over five (5) years from the date the Stock Award was granted, and (ii) such right shall be exercisable only (a) within the ninety (90) day period following the termination of employment or the relationship as a Director or Consultant, or (b) such longer period as may be agreed to by the Company and the holder of the Stock Award (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and (iii) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares. Should the right of repurchase be assigned by the Company, the assignee shall pay the Company cash equal to the difference between the original purchase price and the stock's Fair Market Value if the original purchase price is less than the stock's Fair Market Value.

         (e) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event a participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire, subject to the limitations described in subsection 7(d), any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

8.       STOCK APPRECIATION RIGHTS.

         (a) The Board or Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees or Directors of or Consultants to, the Company or its Affiliates. To exercise any outstanding Stock Appreciation Right, the holder must provide written notice of exercise to the Company in compliance with the provisions of the Stock Award Agreement evidencing such right. If a Stock Appreciation Right is granted to an individual who is at the time of grant subject to Section 16(b) of the Exchange Act, the Stock Award Agreement shall incorporate all the terms and conditions at the time necessary to assure that the subsequent exercise of such right shall qualify for the safe-harbor exemption from short-swing profit liability provided by Rule 16b-3 promulgated under the Exchange Act (or any successor rule or regulation). Except as provided in subsection 5(c), no limitation shall exist on the aggregate amount of cash payments the Company may make under the Plan in connection with the exercise of a Stock Appreciation Right.

         (b) Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan:

                 (1) TANDEM STOCK APPRECIATION RIGHTS. Tandem Stock Appreciation Rights will be granted appurtenant to an Option, and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for shares of stock and the surrender, in whole or in part, of such Option for an appreciation distribution. The appreciation distribution payable on the exercised Tandem Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the Option surrender) in an amount up to the excess of (a) the Fair Market Value (on the date of the Option surrender) of the number of shares of stock covered by that portion of the surrendered Option in which the Optionee is vested over (b) the aggregate exercise price payable for such vested shares.

                 (2)              CONCURRENT STOCK APPRECIATION RIGHTS.
Concurrent Rights will be granted appurtenant to an Option and may apply to all or any portion of the shares of stock subject to the underlying Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular shares of stock to which the Concurrent Right pertains. The appreciation distribution payable on an exercised Concurrent Right shall be in cash (or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Concurrent Right) in an amount equal to such portion as shall be determined by the Board or the Committee at the time of the grant of the excess of (a) the aggregate Fair Market Value (on the date of the exercise of the Concurrent Right) of the vested shares of stock purchased under the underlying Option which have Concurrent Rights appurtenant to them over (b) the aggregate exercise price paid for such shares.

                 (3)              INDEPENDENT STOCK APPRECIATION RIGHTS.
Independent Rights will be granted independently of any Option and shall, except as specifically set forth in this Section 8, be subject to the same terms and conditions applicable to Nonstatutory Stock Options as set forth in Section 6. They shall be denominated in share equivalents. The appreciation distribution payable on the exercised Independent Right shall be not greater than an amount equal to the excess of
(a) the aggregate Fair Market Value (on the date of the exercise of the Independent Right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such Independent Right, and with respect to which the holder is exercising the Independent Right on such date, over (b) the aggregate Fair Market Value (on the date of the grant of the Independent Right) of such number of shares of Company stock. The appreciation distribution payable on the exercised Independent Right shall be in cash or, if so provided, in an equivalent number of shares of stock based on Fair Market Value on the date of the exercise of the Independent Right.


9.       CANCELLATION AND RE-GRANT OF OPTIONS.

         (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options and/or any Stock Appreciation Rights under the Plan and/or
(ii) with the consent of the affected holders of Options and/or Stock Appreciation Rights, the cancellation of any outstanding Options and/or any Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options and/or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option) or, in the case of a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value) per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option and/or Stock Appreciation Right with an exercise price lower than that set forth above if such Option and/or Stock Appreciation Right is granted as part of a transaction to which section 424(a) of the Code applies.

         (b) Shares subject to an Option or Stock Appreciation Right canceled under this Section 9 shall continue to be counted against the maximum award of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option and/or Stock Appreciation Right under this Section 9, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and/or Stock Appreciation Right and the grant of a substitute Option and/or Stock Appreciation Right; in the event of such repricing, both the original and the substituted Options and Stock Appreciation Rights shall be counted against the maximum awards of Options and Stock Appreciation Rights permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 9(b) shall be applicable only to the extent required by Section 162(m) of the Code.

10.      COVENANTS OF THE COMPANY.

         (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

         (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Stock Award; provided, however, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.


11.     USE OF PROCEEDS FROM STOCK.

         Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.


12.      MISCELLANEOUS.

         (a) Neither an Employee, Director or Consultant nor any person to whom a Stock Award is transferred under subsection 6(d), 7(b), or 8(b) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

         (b) Throughout the term of any Stock Award, the Company shall deliver to the holder of such Stock Award, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the term of such Stock Award, a balance sheet and an income statement. This subsection shall not apply when issuance is limited to key employees whose duties in connection with the Company assure them access to equivalent information.

         (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Director, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without cause, the right of the Company's Board of Directors and/or the Company's stockholders to remove any Director as provided in the Company's By-Laws and the provisions of the Delaware General Corporation Law or the right to terminate the relationship of any Consultant subject to the terms of such Consultant's agreement with the Company or Affiliate.

         (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

         (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred pursuant to subsection 6(d), 7(b) or 8(b), as a condition of exercising or acquiring stock under any Stock Award, (1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

         (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.


13.      ADJUSTMENTS UPON CHANGES IN STOCK.

         (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the type(s) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person during any twelve (12) month period pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the type(s) and number of securities and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

         (b) In the event of: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) after the Listing Date, the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then: (i) any surviving or acquiring corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(b) for those outstanding under the Plan, or (ii) in the event any surviving or acquiring corporation refuses to assume such Stock Awards or to substitute similar stock awards for those outstanding under the Plan (A) with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, and subject to any applicable provisions of the California Corporate Securities Law of 1968 and related regulations relied upon as a condition of issuing securities pursuant to the Plan, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated prior to such event and the Stock Awards terminated if not exercised (if applicable) after such acceleration and at or prior to such event, and (B) with respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall be terminated if not exercised (if applicable) prior to such event.


14.      AMENDMENT OF THE PLAN AND STOCK AWARDS.

         (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 13 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

                          (i)              Increase the number of shares
reserved for Stock Awards under the Plan;

                          (ii)             Modify the requirements as to
eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

                          (iii)            Modify the Plan in any other way if
such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code or to comply with the requirements of Rule 16b-3.

         (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

         (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

         (d) Rights and obligations under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

         (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Award; provided, however, that the rights and obligations under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.


15.      TERMINATION OR SUSPENSION OF THE PLAN.

         (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on January 22, 2006, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

         (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the person to whom the Stock Award was granted.

16.      EFFECTIVE DATE OF PLAN.

         The Plan shall become effective as determined by the Board, but no Stock Awards granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board, and, if required, an appropriate permit has been issued by the Commissioner of Corporations of the State of California.

PROXY                                                                      PROXY
                         AURORA BIOSCIENCES CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 21, 1998

     The undersigned appoints Timothy J. Rink and Deborah J. Tower, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all shares of stock of Aurora Biosciences Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the company located at 11010 Torreyana Road, San Diego, California, 92121, on Tuesday, April 21, 1998, at 2:00 p.m., local time, and at any and all continuations, adjournments or postponements thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

   UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE
                      NOMINEES, AND FOR PROPOSALS 2 AND 3

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

--------------------------------------------------------------------------------

                         AURORA BIOSCIENCES CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

                                                                            For All
1. To elect directors to hold office until the next annual    For   Withhold    (Except Nominee(s)
   Meeting of Stockholders and until their successors         All      All       written below)
   are elected.                                               / /      / /       / /
   Nominees: Timothy J. Rink, J. Gordon Foulkes,
   James C. Blair, Kevin J. Kinsella, Hugh Y. Rienholt, Jr.,
   Lubert Stryer, Roy A. Whitfield, Timothy J. Wollaegar.

2.  To approve the Company's 1996 Stock Plan, as              For    Against    Abstain
    amended, to increase the aggregate number of              / /    / /        / /
    shares of Common Stock authorized for issuance
    under such plan by 2,000,000 shares.

3. To ratify the election of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1998.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED HERE. MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

                                                   DATED___________________ 1998

SIGNATURE(S)________________________________

____________________________________________
NOTE: Please sign exactly as your name(s) appears. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee, or guardian, etc., please give your full title.

--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.